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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Sara Lee Corporation:

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 28, 2000 (except with respect to the matter discussed in the subsequent event note, as to which the date is August 16, 2000), included in the Sara Lee Corporation Form 10-K for the fiscal year ended July 1, 2000, and to all references to our Firm in this registration statement.

     /s/ ARTHUR ANDERSEN LLP
     Chicago, Illinois
     August 10, 2001